UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 28, 2019
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On March 28, 2019, lululemon athletica inc. entered into a stock repurchase agreement with funds affiliated with Advent International Corporation (Advent) to repurchase 1,000,000 shares of lululemon’s common stock for $163.53 per share in a private transaction. The aggregate purchase price was approximately $163.5 million. The repurchase of the shares from Advent under the stock repurchase agreement will be consummated on April 2, 2019. The stock repurchase agreement contains customary representations, warranties and covenants of the parties.
The foregoing description of the stock repurchase agreement does not purport to be complete and is qualified in its entirety by reference to the stock repurchase agreement, a copy of which is attached as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On March 28, 2019, lululemon athletica inc. issued a press release announcing that it had agreed to repurchase 1,000,000 shares of its common stock in a private transaction with funds affiliated with Advent International Corporation.
A copy of lululemon’s press release is attached as Exhibit 99.1 to this current report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated March 28, 2019, between lululemon athletica inc. and funds affiliated with Advent International Corporation
99.1	Press release, dated March 28, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: April 2, 2019	/s/ PATRICK J. GUIDO
Patrick J. Guido
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated March 28, 2019, between lululemon athletica inc. and funds affiliated with Advent International Corporation
99.1	Press release, dated March 28, 2019